EXHIBIT 10.22

ADDENDUM

This Addendum ("Addendum"), to the Debenture Number February 2007 101 dated February 16,2007 and any subsequent amendments thereto (the "February Debenture") between Dutchess Private Equities Fund, Ltd ("Dutchess") and Dinewise, Inc. (the "Company"), and to the Debenture Number July 2006 101 dated July 14,2006 and any subsequent amendments thereto (the "July Debenture") by and between the Company and Dutchess, is made this 27th day of January, 2010.

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the amendments in connection with the February Debenture and July Debenture (collectively the "Agreements").

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.      Amendment to the February Debenture,

a. Maturity Date shall be June 30, 2010.

b. The February Debenture is hereby amended to DELETE in its entirety the Section 2.1 (a) of Article 2 and contemporaneously the February Debenture is hereby amended to INSERT the following paragraph as the amended Section 2.1 (a):

(a)Commencing on the third (3rd) month following the First Payment Date, the Company shall make monthly amortizing payments to the Holder (the "Amortizing Payments") of the Interest outlined in Article 1 hereof, plus the Face Amount, with such Amortizing Payments to be paid on the last business day of each month for so long as there is an outstanding balance on this Debenture, in the amount outlined below:

i)  Commencing on June 30, 2007 and for two months thereafter (for a total of three payments), fifteen thousand dollars ($15,000).

ii) Commencing on September 30, 2007 and for eleven months thereafter (for a total of twelve payments), twenty thousand dollars ($20,000).

iii) Commencing on September 30, 2008 and for five months thereafter (for a total of six payments), thirty-five thousand dollars ($35,000).

iv) Commencing on March 31, 2009 and for five months thereafter (for a total of six payments), fifty thousand dollars ($50,000)

v) Commencing on September 30, 2009 and for three months thereafter (for a total of four payments), sixty-five thousand dollars ($65,000)

vi) Commencing on January 31, 2010 and for one month thereafter (for a total of two payments), one hundred and sixty-five thousand dollars ($165,000)

vii) Commencing on March 31, 2010 and for two months thereafter (for a total of three payments), ninety thousand dollars ($90,000)

viii) On June 30, 2010 all amounts then due and payable under this Debenture.

2.      Amendment to the July Debenture.

a.  Maturity Date shall be July 14,2013.

b. The July Debenture is hereby amended to DELETE in its entirety Article 1 and contemporaneously the July Debenture is hereby amended to INSERT the following paragraph as the amended Article 1:

The Company shall pay interest ("Interest") at the rate of eight percent (8%) per annum on the unpaid Face Amount of this Debenture. Such payments will be made to the Holder (each an "Interest Payment," or collectively, the "Interest Payments") on a monthly basis on the first business day of each month, commencing August 1, 2006 and continuing while there is an outstanding balance on the Debenture, in an amount equal to the Interest on the balance on the Debenture ("Interest Payment Amount" or collectively, the "Interest Payment Amounts") then accruing from the past Interest Payment until such time as the Interest Payment is due and collected. After the Effective Date, the Holder shall have the right to request Interest Payments in Common Stock priced at the Conversion Price.

c. The July Debenture is hereby amended to DELETE in its entirety Section 2.2 of Article 2 and contemporaneously the July Debenture is hereby amended to INSERT the following paragraph as the amended Section 2.2:

After the U.S. Securities and Exchange Commission ("SEC") has declared the registration statement for the shares underlying the Debenture ("Registration Statement") effective ("Effective Date"), Effective, the Holder, at its sole option, shall be entitled to convert a portion of the Debenture pursuant to Article 3, below. After the Effective Date, the Company shall also be required to make Payments to the Holder as outlined below:

Due Date	Payment Amount

January-2010	$ 5,000
February-2010	$ 5,000
March-2010	$ 5,000
April-2010	$ 5,000
May-2010	$ 5,000
June-2010	$ 5,000
July-2010	$15,000
August-2010	$15,000
September-2010	$15,000
October-2010	$20,000

November-2010	$20,000
December-2010	$20,000
January-2011	$20,000
February-2011	$20,000
March-2011	$20,000
April-2011	$25,000
May-2011	$25,000
June-2011	$25,000
July-2011	$25,000
August-2011	$25,000
September-2011	$25,000
October-2011	$25,000
November-2011	$25,000
December-2011	$25,000
January-2012	$25,000
February-2012	$25,000
March-2012	$25,000
April-2012	$25,000
May-2012	$25,000
June-2012	$25,000
July-2012	$35,000
August-2012	$35,000
September-2012	$35,000
October-2012	$35,000
November-2012	$35,000
December-2012	$50,000
January-2013	$50,000
February-2013	$50,000
March-2013	$50,000
April-2013	$65,000
May-2013	$65,000
June-2013	$65,000
July-2013	All Amount due and Payable

Nothing contained in this Article 2 shall limit the amount the Holder can elect to convert during a calendar month except as defined in Section 3.2 (i), below

3.    No other terms, rights or provisions of the Transaction Documents are or should be considered to have been modified by the terms of this Addendum and each party retains all other rights, obligations, privileges and duties contained in the July Debenture and the February Debenture and the Transaction Documents that correspond respectively to the Agreements. Any such reference made in the Debenture and the Transaction Documents (as defined in the Debenture), shall refer to the amended sections, as described herein

4.   The Company shall issue four hundred thousand (400,000) shares of the Company's common stock to Dutchess within five business days of the date of this Addendum.

Agreed and Accepted, and duly authorized to sign, on this 27th day of January, 2010

By Dutchess:	/s/ Douglas H. Leighton
Douglas H. Leighton, Managing Director

By Company:	/s/ Paul Roman
Paul Roman, Chief Executive Officer

/s/ Thomas McNeill
Thomas McNeill, Chief Financial Officer

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